UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2008

VioQuest Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-16686	58-1486040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

180 Mt. Airy Road, Suite 102
Basking Ridge, NJ 07920
(Address of principal executive offices)

(908) 766-4400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 8, 2008, VioQuest Pharmaceuticals, Inc. (the “Company”) amended its Escrow Agreement, dated October 18, 2005, by and among the Company, J. Jay Lobell (the “Stockholders’ Representative”), U.S. Bank National Association (the “Escrow Agent”) and Greenwich Therapeutics, Inc., to extend the Escrow Termination Date until June 30, 2009. The amendment was made effective as of June 30, 2008, and replaced the original Escrow Termination Date of the same date. The Company received a copy of a claim, dated June 25, 2008, from the Stockholders’ Representative to the Escrow Agent requesting the release of a portion of the Company’s securities held by the Escrow Agent arising upon the Company’s achievement of a milestone. The Company disputed the achievement of the milestone and the parties resolved the dispute by entering into the amendment. All other obligations set forth in the original Escrow Agreement remain in full force and effect.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2008, the Company and Brian Lenz, the Company’s Chief Financial Officer, agreed to reduce Mr. Lenz’s annualized base salary from $185,000 to $92,500, effective on July 16, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VioQuest Pharmaceuticals, Inc.

Date: July 10, 2008	By:	/s/ Brian Lenz
Brian Lenz
Chief Financial Officer